Exhibit 99.3

Ozop Energy Solutions, Inc. Finalizes Advisory Board for OZOP ARC Development

Appoints Veteran International Sales Leader

Warwick, NY, May 14th, 2024 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC), a leader in the renewable energy and innovative lighting solutions sector, is proud to announce the addition of Deon Marecheau to its advisory board for the OZOP ARC lighting controls system. Deon’s extensive experience and expertise in the lighting and building automation industries make him a valuable asset to the advisory board as OZOP ARC continues to expand its reach and influence.

Mr. Marecheau brings a wealth of knowledge to the advisory board, having held key positions in prominent lighting and control companies. Most recently, Deon served as the Specifications Regional Sales Manager at Universal Douglas (formerly Douglas Lighting Controls, Inc.), where he excelled in building automation systems and collaborated with design firms. His role involved managing specifications sales and providing exceptional support to customers in the New York City Metropolitan Area.

Prior to his tenure at Universal Douglas, Deon worked at Lutron Electronics Co. from June 2015 to March 2020, where he held various positions, including Field Applications Engineer. His responsibilities included maintaining client relationships, overseeing the deployment of Lutron’s commercial lighting solutions, coordinating with sales and design teams, and providing technical training to end users. Notably, Deon also worked internationally, including a stint in London and Hong Kong, where he supervised the deployment of Lutron’s Quantum System at the Wynn Palace in Cotai.

Brian Conway, CEO of Ozop Energy Solutions, expressed his enthusiasm for Deon’s appointment: “We are thrilled to welcome Deon to our advisory board. His comprehensive experience in both the technical and sales aspects of lighting and building automation will be instrumental as we continue to innovate and expand the ARC system. I have confidence that Deon’s insights and experience will contribute to the adoption of ARC among the national lighting reps.”

Mr. Marecheau commented on his new role: “I am honored to join the advisory board and to work with such a forward-thinking company. The ARC system represents a significant advancement in lighting controls, and I am excited to contribute to its success and help drive its adoption in the industry.”

The advisory board will continue to focus on key areas such as technological innovation, market expansion, and strategic partnerships to enable the OZOP ARC system to become a must have in the industry. With Deon’s expertise, the board is well-equipped to guide the future trajectory of Ozop’s operations.

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

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Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com